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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                 Date of Report
                       (Date of earliest event reported):

                                December 31, 2000
                           --------------------------




                          ENTERPRISES SOLUTIONS, INC.
                          ---------------------------
             (Exact name of registrant as specified in its Charter)



         Nevada                       000-28195                  88-0232148
(State or other jurisdiction         (Commission               (IRS Employer
  of incorporation)                  File Number)            Identification No.)



         140 Wood Road, Suite 200
         Braintree, Massachusetts                                   02184
(Address of principal executive offices)                          (Zip Code)



        Registrant's telephone number, including area code: 781-356-4387


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                                    FORM 8-K

                           ENTERPRISES SOLUTIONS, INC.


ITEM 5.  OTHER EVENTS

         Pursuant to a Memorandum of Agreement, dated as of December 31, 2000, between WALTRAG A.G. ("WALTRAG") and the Company, WALTRAG, as representative of the noteholders of the entire principal amount outstanding of $5,250,000 of notes issued pursuant to the April 2, 2000 Deed Poll to which the Company is a party, on March 5, 2001, has given the Company notice, effective as of December 31, 2000, of its exercise of its right to convert the entire principal amount of such notes outstanding, plus interest accrued thereon through December 31, 2000, into an aggregate of 2,015,000 shares of the Company's Common Stock. In connection with this conversion, the warrant to purchase 550,000 shares of Common Stock issued in connection with the April 2000 financing pursuant to the Deed Poll has been cancelled, and the Company will issue additional three-year warrants to WALTRAG's nominees to purchase 600,000 shares of Common Stock at a purchase price of $1.00 per share on or before December 31, 2003. Pursuant to the December 31, 2000, Memorandum of Agreement, WALTRAG's nominee, Mr. Jurg Walker, has been elected as an advisory member of the Company's Board of Directors, and will also be proposed as a management nominee for the Board of Directors in the Company's proxy material to be filed with the Securities and Exchange Commission for the Annual Meeting of Stockholders.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

         4.5 Memorandum of Agreement, dated as of December 31, 2000, between Enterprises Solutions, Inc. and Waltrag A.G.

         4.6 Notice of Exercise of Right to Convert, dated as of December 31, 2000, signed for and on behalf of the Noteholders by Waltrag A.G.







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.

Dated: March 9, 2001


                                    Enterprises Solutions, Inc.


                                    By: John A. Solomon
                                        -----------------------------
                                        John A. Solomon,
                                        President and Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

  4.5 Memorandum of Agreement, dated as of December 31, 2000, between Enterprises Solutions, Inc. and Waltrag A.G.

  4.6 Notice of Exercise of Right to Convert, dated as of December 31, 2000, signed for and on behalf of the Noteholders by Waltrag A.G.


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